Exhibit 10.26

Contract No.:

Jinchuang Building

House Leasing Contract

Party A (lessor): Shanghai Jinchuang Property Co., Ltd.

Party B (lessee): Zai Lab (Shanghai) Co., Ltd.

Conclusion date:

Contract No.:

House Leasing Contract (Agreement Clauses)

Both Parties of the contract are:

Party A: Shanghai Jinchuang Property Co., Ltd.

Address: Room 311, 3rd Floor, Building 1, No.400, Fangchun Road, China (Shanghai) Pilot Free Trade Zone

Postcode: 201203

Tel.: 021-56069666

Legal representative: Sun Dongping

Tel.: 021-56069666

Party B: Zai Lab (Shanghai) Co., Ltd.

No. of business license: 9131000008621843XU

Address: Room 502, No.1043, Halei Road, China (Shanghai) Pilot Free Trade Zone

Postcode: 201203

Tel.: 021-61632588

Legal representative: Ying Du

Tel.: 021-61632579

I. Contract Basis

1.1 The House Leasing Contract (hereinafter referred to as the Contract) with respect to matters for Party A’s leasing the house to Party B is thus concluded through consensus reached by both Parties via negotiation. Clauses in this part are the House Leasing Contract (Agreement Clauses).

II. Related state of Party B

2.1 Party B is an enterprise engaged in the research and development of biological medicine within the park.

2.2 Party B promises that Party B has obtained registration, filing and administrative approvals (including but not limited to registration, filing and administrative approvals by the industry and commerce, health, environmental protection, firefighting, culture and public security) necessary for normal business operation before entry. Within the leasing term, when the contract cannot be performed because Party B has not obtained the aforementioned registration, filing and administrative approvals, all losses thus caused shall be borne to Party B.

III. Leasing house state

3.1 Address and area of leasing house: Party A will lease to Party B the 4th floor in the north and south section of No.1 building (hereinafter referred to as “the house”, “leasing house”, “house”), situated in No.4560, Jinke Road, Zhangjiang high-tech park, Shanghai. Building area of the 4th floor in the north section of No.1 building is 1420 square meters, and that of the 4th floor in the south section of No.1 building is 2212. 19 square meters, totaling 3632.19 square meters (final area subject to theactual measurement report of the house). The leasing house will be used for the production and operation venue of Party B’s project. Party B’s acceptance of the delivery rules is deemed as Party B’s consent to the calculation area for leasing of the house in compliance with the Contract. State of existing decoration, ancillary facilities and equipment within the house is given in the Contract attachment List of Facilities (Attachment VI).

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3.2 During the conclusion of the Contract, Party A has informed Party B of the status quo of the leasing house. Party B has made detailed inspection on the rights certification documents (including whether other rights are available or not) and all properties of the leasing house. Besides, Party B has confirmed and acknowledged that Party A has the right to lease the house, and the leasing house conforms to Party B’s leasing requirements. Party B agrees to pay the leasing fee or other fees associated with the leasing fee in accordance with the Contract.

3.3 Usage of public area and facilities: within the leasing term, as an extension to the usage right of the leasing asset, Party B reserves the right to reasonably use public area and facilities beyond the leasing house for the purpose of access. Party B’s exercise of the aforementioned rights shall not be intended for the business purpose or impose unreasonable impedance to others’ right; in the meantime, Party B shall subject to management of Party A or Party A’s entrusted administrator.

3.4 Basic support facilities of the house:

Basic support facilities of the house is the distribution quantity of 100W/square meters, and Party B’s electricity consumption shall not exceed 100W/square meters; Party A will apply for the telephone to the communication authority based on the standard of one set of telephone every 60 square meters; the load bearing force of the building is 250 kg/m2. If Party B’s demand on supporting facilities exceeds the abovementioned data and additional configuration is required, Party B shall put forward a written request to PartyA in advance and pay the corresponding rectification fees. Yearly water consumption of Party B shall not exceed 4 cubic meters/square meter. If the actual yearly water consumption of Party B exceeds the abovementioned limit, Party B shall pay for the excessive portion at the corresponding rate as provided by the competent authority.

IV. Leasing Purpose

4.1 Party B is intended to lease the house for the purpose of scientific research and design, and abides by regulations of the national and municipal government on the house usage as well as provisions of the asset management company.

V. Leasing Term and House Delivery

5.1 Party B will lease from Party A the house as provided by the Contract, of which the 4th floor in the north section of No.1 Building begins on September 1, 2016 and ends on February 29, 2020; the 4th floor in the south section of No.1 Building begins on March 1, 2017 and ends on February 29, 2020.

5.2 Party A shall formally issue to Party B the corresponding Entry Notice from the asset management unit on the handover dates of the 4th floor in the north section of No.1 Building (September 1, 2016) and the 4th floor in the south section of No.1 Building (March 1, 2017) (Party A has received performance security from Party B) to deliver the leasing house as agreed by the Contract to Party B for usage. When Party A or Party A’s entrusted asset management unit delivers the leasing house, Party B shall sign the Handover Form. Party B’s conclusion of the Handover Form is deemed as Party A’s complete and proper performance of the contractual obligations with respect to the delivery of the leasing house in accordance with the contract. When the delivery is delayed because Party B fails to pay the performance security, Party A won’t assume any responsibility.

VI. Rent

6.1 Rent of leasing house as provided by the Contract: the rent rate for the 4th floor in the north section of No.1 Building since September 1, 2016 is a daily rate of net price of 3.23 yuan per square meter, with VAT rate of 5% and price including tax of 3.39 yuan; since March 1, 2017, the rent rate is a daily rate of net price of 4.3 yuan per square meter, with VAT rate of 5% and price including tax of 4.52 yuan; for the 4th floor in the south section of No.1 Building, the rent rate is a daily rate of net price of 2.87 yuan per square meter, with VAT rate of 5% and price including tax of 3.01 yuan; since March 1, 2018, the rent rate is a daily rate of net price of 4.3 yuan per square meter, with VAT rate of 5% and price including tax of 4.52 yuan. The asset management fee and service fee (if any) shall be otherwise calculated.

VII. Amount of Performance Security

7.1 Within fifteen days after the Contract enters into effect, Party B shall pay to Party A 1,498,096,77 yuan as the performance security for the Contract. If Party A fails to receive the abovementioned security within 30 days after the conclusion of the Contract, Party A reserves the right to hold the opinion that Party B gives up leasing the house, and to terminate the Contract unilaterally. In the meantime, Party B shall pay to Party A the liquidated damage at the amount of the performance security as agreed by the Contract.

VIII. Requirements for Entry Time

8.1 Party B shall be formally settled in the leasing house within 30 days upon the receipt of Entry Notice issued by Party A. Otherwise Party A reserves the right to terminate the Contract.

IX. Industrial and Commercial Registration

9.1 Party B understands and acknowledges that Party A’s consent to lease the house to Party B is preconditioned on Party B’s industrial and commercial registration within Zhangjiang High-Tech Park. If Party B has not been registered within Zhangjiang Park, the registration address shall be relocated within Zhangjiang high-tech Park within 60 days after the conclusion of the Contract (subject to the “location” presented in Party B’s business license). If Party B fails to get registered within Zhangjiang high-tech Park within the abovementioned period or Party B moves the location out of Zhangjiang high-tech Park within the leasing term, Party A reserves the right to terminate the Contract unilaterally or to increase the rent rate 30% higher. Party A won’t assume any liabilities, and Party B shall assume all losses thus caused on its own.

X. Amount of Daily Liquidated Damage

10.1 Unless otherwise agreed by the Contract, the default Party shall assume a daily liquidated damage of 1,000 yuan for the non-monetary default.

XI. Party B’s Giving up the Preemptive Purchase Right

11.1 Party A and Party B acknowledge: at any time within the leasing term, Party A shall inform Party B in writing at least 10 days in advance when Party A is intended to put the house on mortgage without consent from Party B. If Party A sells the house or the assets associated with the house, Party A shall inform Party B in writing without consent from Party B. Party B currently gives up explicitly the preemptive purchase right associated with the house or the house assets legally endowed. Party A shall inform Party B of the transfer of the ownership.

XII. Preemptive Effect of Agreement Clauses

12.1 Clauses herein and standard clauses both have legal effect and force and jointly constitute the House Leasing Contract. In case of discrepancies between standard clauses and agreement clauses, the latter shall prevail.

XIII. Contract Entering into Effect

13.1 The Contract is written in Chinese, having four copies in the same format. Party A and Party B respectively hold two. The Contract immediately enters into effect after being signed by both Parties.

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Contract No.:

House Leasing Contract (Standard Clauses)

I. General Rules

1.1 Pursuant to the Contract Law of the People’s Republic of China, Shanghai House Leasing Regulations and other relevant provisions and by referring to the universal practice prevailing in China and development zones in Shanghai, the House Leasing Contract is hereby concluded with respect to Party A’s leasing the house to Party B when the consensus is reached through negotiations by both Parties.

1.2 Party A and Party B shall abide by prevailing laws, regulations and rules of the People’s Republic of China, in Shanghai and Pudong New Area and the Contract.

II. Contract Documents

2.1 Documents below are an integral part of the Contract, bearing the same and equal effect and force with the formal contract:

2.1.1 Plans of the leasing house as provided by Party A (Attachment I);

2.1.2 Certificate for legal incorporation and effective existence of Party B’s institution, e.g. copy of Business License/Practicing Permit/Legal Person Certificate, etc. (Attachment II);

2.1.3 Management Convention of Jinchuang Building (hereinafter referred to as Management Convention) (Attachment III);

2.1.4 Safety Production Commitment (Attachment IV), Firefighting Safety Commitment (Attachment V) issued by Party B.

2.1.5 List of Facilities (Attachment VI)

III. Legal Status of Both Parties

3.1 Party A is qualified as a Chinese legal person, the economic entity established with approval by the Chinese government, responsible for the operation and management of Jinchuang Building.

Party A will lease the asset by acting as the owner/operation administrator of the asset.

3.2 Relevant status of Party B is given in the agreement clauses.

IV. Status of Leasing House

4.1 Contents of this clause are given in the agreement clauses.

V. Leasing Purposes

5.1 Contents of this clause are given in the agreement clauses.

VI. Leasing Term and Delivery of House

6.1 Contents of this clause are given in the agreement clauses.

VII. Rent and Payment

7.1 Rent rate: rent rate is given in the agreement clauses.

7.2 Payment of rent:

7.2.1 Rent is paid once every three months (calculated since the commencement of the leasing term) before use. Within [10] days after the conclusion of the Contract, Party B shall pay the rent of the first phase (3 months); thereafter, the rent of every 3 months shall be paid to Party A 10 days before each phase begins;

7.2.2 In accordance with the Contract, Party B shall pay the rent and performance security to the account specified by Party A: Shanghai Jinchuang Property Co., Ltd. . Bank of deposit: Industrial and Commercial Bank of China, Zhangjiang Sub Branch; bank account No.: 1001 1949 0900 6992 778.

VIII. Performance Security

8.1 Amount of the performance security: the amount of performance security is given in the agreement clauses.

8.2 With respect to the payments, fees, default fine, compensation or overdue fine to be assumed or paid by Party B, Party A reserves the right to deduct the same from the performance security. If the performance security cannot offset the loss of Party A, Party A may otherwise claim compensation from Party B. Under any circumstance, Party B shall not ask to offset the payable rent or any abovementioned fees by the performance security.

8.3 If Party A exerts the reasonable contractual right to deduct and offset the abovementioned performance security, the inadequate portion of the performance security thus caused shall be covered by Party B within 15 days upon the receipt of written notice by Party A. For each day delayed, aside from the performance security to be paid, Party B shall pay to Party A 0. 3% of the late payment as the liquidated damage. When the liquidated damage is not enough to offset Party A’s loss, the balance shall be covered by Party B. When the delayed payment exceeds 30 working days, Party A reserves the right to immediately terminate the Contract.

8.4 At the expiration or during the early termination of the Contract, Party A will refund Party B the performance security (without interest) within 30 days when Party B has reinstated the house and return the same to Party A, completed the return procedure, cleared rent within the leasing term and other payable fees (including but not limited to the asset fees, water, electricity and gas bill, communication fees, overdue fine, liquidated damage, damage compensation), cancelled utility items that has been applied on its own, paid the utilities fees and coped with the relocation of the registration place or cancellation procedure.

IX. Asset Management

9.1 In line with the standards and conditions as provided by the Asset Management Contract concluded by Party A and the asset management company of the house, Party B shall assume the asset management fees for the house, and pay the asset management company such fees. Party B shall abide by the provisions of the Asset Management Convention.

9.2 Within the leasingterm, such fees as the bill of water, electricity, gas and communication will be charged based on the charging rate as provided by the competent government authority, asset management contract and Management Convention.

9.3 The specific cost for the parking bay used by Party B and the method of payment will be dealt with in line with the Management Convention. Party B acknowledges that the asset company reserves the right to revise the Management Convention based on the actual condition, and adjust the charging rate of the parking fees. However, the parking charging rate shall not exceed the rate that has been filed or approved by the pricing authority.

X. Sublet and Sublease Restrictions

10.1 Without consent from Party A, Party B shall not sublet or use the leasing house together with a third Party or take any action not for Party B’s own usage. When Party B gets involved in the abovementioned activities without consent from Party A, such activities or the Contract is void. Besides, Party A reserves the right to immediately terminate the Contract and take back the leasing house. Party A will not refund the performance security that has been paid by Party B, and investigate other default liabilities of Party B.

10.2 With respect to the sublet or sublease that has been agreed by Party A, Party A, Party B and the subtenant or assignee shall otherwise conclude thetripartite agreement. All administrative fees (e.g. stamp tax, lease registration fees, etc.) arising out of the conclusion of the tripartite agreement shall be borne to Party B.

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XI. Decoration and Installation

11.1 In case of isolating, decorating and/or providing partial remodeling to the leasing house or installing the equipment and pipelines, etc., Party B shall abide by provisions below:

11.1.1 Party B shall firstly obtain written permission from Party A and approval by the asset management company; when the neighboring owner is involved, permission from the neighboring lessee shall be obtained, and the normal usage and operation of the leasing house by the neighboring lessee shall not be affected;

11.1.2 Party B’s decoration of the leasing house shall not damage the leasing house and the corresponding building structure. Party A and assetmanagement company reserve the right to provide supervision and check on Party B, and ask Party B to take remedial measures with respect to problems occurred. In case of violation of agreement in this clause, Party B shall be responsible for removing the obstruction, making reinstatement and assuming all relevant fees.

11.1.3 With respect to the decoration works, Party B shall independently establish the project and apply for construction to the competent governmental authorities. Party B shall have such professional disciplines as the firefighting and environmental protection reviewed and approved by the competent governmental authority, and abide by the prevailing national, Shanghai and Pudong New Area’s laws and regulations on the building, firefighting, environmental protection and industrial hygiene.

Party A shall assist Party B to handle the approval procedures with the competent authority. With respect to the delay and losses arising out of the competent government’s refusing or delaying the relevant decoration approval, Party A won’t assume any responsibilities.

11.2 Party B shall assume all corresponding economic and legal liabilities arising out of all asset losses or personal injury or death (if any) caused by the decoration works.

11.3 When Party B provides decorations inside the leasing house, isolation and remodeling and installation of equipment and pipeline and other facilities, and such move has incurred losses on Party A or the third Party, Party B shall be responsible for the compensation liabilities. When the contractor entrusted by Party B has brought losses on Party A or third person, Party B shall assume the joint and several liabilities.

11.4 Party B shall appoint the decoration contractor with the corresponding qualifications to provide decorations inside the leasing house, isolation and remodeling and installation of equipment and pipeline and other facilities. Before the corresponding mobilization, Party A requires the qualification certificate of the decoration contractor in compliance with the competent governmental requirement.

XII. Restrictions to Usage of Leasing House

12.1 Usage restrictions:

12.1.1 Party B shall not change the purpose of the leasing house or use the leasing house or any part of it for residence or other purposes; feeding animals within the house is not allowed;

12.1.2 Without consent from Party A, Party B shall not occupy any part beyond the scope of the leasing house for any reason;

12.1.3 Party B shall not allow or tolerate any scenarios or articles inside the leasing house that may pose obstruction or interference to other neighboring lessees, Party A, Party A’s customers or rights of any Party; or disturb other lessees in any forms;

12.1.4 Party B shall not get engaged in the commercial or non-commercial activities in the name of Party A;

12.1.5 Party B shall not use the leasing right of the leasing house for any other purposes, such as transfer, assign, investment, cooperation, mortgage or pledge;

12. 1. 6 Unless Party B has obtained the special firefighting approval for the hazardous product and written permission from Party A, Party B shall not keep inflammable, explosive, poisonous, harmful, radiative or contaminative articles within the leasing house. Party B shall not store in the leasing house articles with excessive noise or pungent smell; when using the leasing house, Party B shall not produce excessive noise or pungent smell or any contamination to the surrounding and park environment;

12.1.7 Do not impose danger and threat to the property and personal safety to the surroundings and park

12.1.8 Party B shall not use the leasing house to get involved in any illegal and immoral activities.

12.2 When Party B is involved in any one of the activities as mentioned in Article 12.1, Party A reserves the right to send the rectification notice and ask Party B to take remedial measures. If Party B fails to complete rectification within the time span as provided by Party A, Party A reserves the right to immediately terminate the Contract and take back the leasing house. Party A will not refund the performance security that has been paid by Party B, and investigate other default liabilities of Party B. When the liquidated damage is not enough to offset Party A’s losses, the balance shall be covered by Party B.

When Party B gets involved in any one of the activities as mentioned in the Article 12.1.6, Party A also reserves the right to take necessary clearing and remedial measures without informing Party B or immediately makes report to the competent authority. All liabilities, fees and losses shall be fully borne to Party B.

12.3 In case the third Party makes claim to Party A or Party B for any one of the abovementioned activities of Party B, Party B shall be fully responsible for the losses incurred upon the third Party; if Party A is asked to assume responsibility for the third Party by the court, arbitration organ or governmental authority for any one of the abovementioned activities of Party B, Party A reserves the right to claim compensation from Party B. If necessary, Party B shall cooperate with Party A to take proper countermeasures with respect to the claim of the third Party.

12.4 Party B shall not damage the support facilities of the house in any forms; in case of damage, Party B shall be responsible for the repairing and assume all fees. If Party B fails to provide repairing in a timely manner, Party A may conduct repairing on its own or arrange a third Party to do so. Relevant fees shall be assumed by Party B. Unless otherwise specified, support facilities as provided by the Contract is composed of electricity, water supply, telecommunication, rain drainage, sewage discharge pipeline junction and parking lot, internal road, elevator, staircase route inside the park, etc.

12.5 Party B shall not set up any additional building (structure) in the exterior wall and roof of the leasing house. Or else, the competent authority, Party A and asset management company reserve the right to ask Party B to conduct immediate removal and Party B shall assume all fees and compensate all losses thus caused. If Party B refuses the removal, competent governmental authority, Party A and asset management company reserve the right to entrust a third Party to conduct removal, and Party B shall assume all fees. Management on the public area and environment within the park shall be subject to the Management Convention. When using the leasing house, Party B shall abide by the Management Convention. In case of any discrepancy, the Contract shall prevail.

12.6 Party B undertakes: at any time within the leasing term, Party B, Party B’s agents, employees, laborers, contractors, customers and visitors shall abide by prevailing and forthcoming laws, rules, governmental provisions or management rules concerning the leasing house or Party B’s usage of the leasing house and both Parties’ agreements as provided by the

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Contract and associated agreements. In case of any losses incurred upon Party A, Party B shall assume all economic and administrative liabilities. Party B hereby undertakes to follow the principle of honesty and goodwill and contractual agreement for using the leasing house. Such move is to sustain and improve the reputation of Party A and the asset. To reach such a standard, Party B shall reasonably supervise within its utmost capability activities of the agents, employees, laborers, contractors, customers and visitors within the leasing house and asset. If Party B or its employees have brought damage to the reputation or image of the house or the building because they have get involved in illegal activities, committed suicide or self injury, Party B shall give Party A adequate and effective compensation.

XIII. Operation of House Support Facilities

13.1 In case Party A needs to conduct operation on the support facilities within the leasing house of Party B, Party A shall inform Party B in advance and Party B shall provide cooperation; in case of damage on Party B’s machinery and equipment arising out of Party A’s operation, Party A shall be responsible for repairing and assuming all fees.

XIV. Party B’s Safety Production Obligations

14.1 Party A shall be responsible for the safety, security, fire prevention and anti-theft for the public part of the asset associated with the leasing house. When the fire incident or theft of the public part has caused damage on Party B, Party A won’t assume any compensation liabilities unless such losses are caused by Party A’s errors. Party B shall take reasonable preventive measures to avoid such bad event as the fire incident within the leasing house. In case of similar event, Party B shall assume losses on its own, Party A or a third Party.

14.2 In case of safety, hygiene or firefighting hazards detected by the governmental authority, Party B shall immediately take remedial measures. Or else, Party A reserves the right to take remedial measures on its own. Fees thus caused shall be borne by Party B. Party A may make corresponding deduction from the performance security paid by Party B and inform Party B to make full the performance security; if Party A cannot make the rectification, Party A reserves the right to take back the right to use the house till the hazard is eliminated. Losses thus incurred upon Party A, Party B or the third Party shall be assumed by Party B.

14.3 If Party B gets involved in the catering and food business, Party B shall hold the effective catering business license and food hygiene license, food circulation license and emission license. The deficiency of necessary certificates is deemed as Party B’s termination of the operation, Party A reserves the right to release the Contract. In case of losses thus incurred upon Party A, Party B shall offer compensation.

14.4 When Party B has violated any provision of the Safety Production Commitment and Firefighting Safety Commitment, and caused safety production or firefighting safety incidents, Party A reserves the right to immediately terminate the leasing contract with Party B, and won’t refund the performance security paid by Party B. In case Party A chooses not to immediately terminate the leasing contract with Party B, Party A also reserves the right to charge the liquidated damage in the same amount of the performance security.

XV. House Maintenance Liabilities

15.1 Within the leasing term, Party A or Party A’s specified asset management company shall check and maintain the house and ancillary facilities provided by Party A, and ensure the same in a safe and useabe state, and conform to the purpose as provided by the Contract.

15.2 Within the leasing term, in case of damage or fault arising out of the intrinsic deficiency of the house and its facilities and equipment, Party A is responsible for the maintenance and updating. Within 24 hours upon notice by Party B, Party A shall dispatch staff to conduct repairing (repairing duration subject to the specific condition), and assume the maintenance fees; in case of damage or fault for other reasons, Party B is responsible for the maintenance and updating. If the repairing and updating fall within the scope of responsibility of Party A, and Party A doesn’t provide the repairing and maintenance in a timely manner, Party A shall assume all fees thus caused if Party B has done the repairing and maintenance on behalf of Party A. If the repairing and update fall within the scope of responsibility of Party B, and Party B doesn’t provide the repairing and maintenance in a timely manner, Party B shall assume all fees thus caused if Party A has done the repairing and maintenance on behalf of Party B.

XVI. Don’t Keep House Empty

16.1 Within the leasing term, if Party B has kept part of the house empty for more than one month (except for the decoration period), Party A reserves the right to take back the empty part without condition, and the total amount of rent as specified by the Contract might not beadjusted; if Party B has kept the whole house empty more than one month (except for the decoration period), Party A reserves the right to terminate the Contract in advance.

XVII. Industrial and Commercial Registration

17.1 Party B understands and acknowledges that Party A’s consent to leasing the house to Party B is preconditioned on Party B’s industrial and commercial registration within Zhangjiang high-tech Park. If Party B has not been registered within Zhangjiang Park, the registration address shall be relocated within Zhangjiang high-tech Park within 60 days after the conclusion of the Contract (subject to the “location” presented in Party B’s business license). If Party B fails to get registered within Zhangjiang high tech Park in the abovementioned period or Party B moves the location out of Zhangjiang Park within the leasing term, Party A reserves the right to terminate the Contract on its own or raise the rent rate 30% higher. Party A won’t assume any liability any longer, and Party B shall assume all losses thus caused on its own.

17.2 If Party B moves the location inside the house after the Contract enters into effect, Party B shall file a request for the change of the registered address to the competent industrial and commercial authority within 3 days at the expiration of the leasing term or the early termination of the Contract, and complete the industrial and commercial registration procedure concerning the address of the house under the Contract within 60 days. Or else, Party B shall assume the default liabilities, and make payment to Party A the liquidated damage (method of calculating the liquidated damage: the daily amount of liquidated damage as agreed by the Contract multiplying the calendar days from 60 days after the Contract termination to the date when Party B has actually completed the procedure of moving the registered address out of the leasing house under the Contract).

XVIII. Renewal, Contract Termination and Early Termination of the Contract by One Single Side

18.1 If Party B is intended to renew the Contract at the expiration of the leasing term, Party B shall lodge the written request to Party A and submit the relevant documents for renewal no later than six months at the expiration of the leasing term. The renewal term is three years, from March 1, 2020 to February 28, 2023. The renewal rent increase depends on the then market condition, and shall not be more than 15% of the period end rent. When both Parties have reached consensus over the rent amount, Party A shall not reject the request when Party B lodges the renewal request for the first time, and conclude the renewal Contract through consensus reached by both Parties after negotiation; both Parties’ failure to reach consensus over the renewal three months before the Contract leasing term is deemed as Party B’s giving up of the renewal. And then, Party A reserves the right to make preparations for the leasing attraction, including but not limited to leading other potential lessee to visit the house at the time agreed with Party B in advance or other reasonable time period, and conduct reasonable and necessary check on the leasing house. Party B shall provide cooperation on the precondition of not affecting the normal operation of Party B’s work. If Party A assigns the house to the third Party, all leasing and renewal matter shall be determined by Party B and the third Party through negotiation. Party A shall provide assistance. However, Party A shall not assume any legal consequence arising out of the leasing and renewal after the transfer.

18.2 If Party B fails to renew the Contract at the expiration of the leasing term, Party B shall submit the written notice to Party A no later than three months prior to the expiration of the leasing term.

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18.3 Within the leasing term of the Contract, if Party B demands the termination of the Contract without legitimate reason or contract basis, the counterpart shall be informed in writing one year in advance. Besides, Party B shall assume the liquidated damage in the total amount of the balance rent, and compensate direct losses incurred upon Party A. When the Contract is terminated in the date presented in the notice, Party B reserves the right to change the leasing area of the house after both Parties have reached the consensus through negotiation. Besides, if Party A demands the termination of the contract without legitimate reason or contract basis, the counterpart shall be informed in writing one year in advance. Besides, Party A shall refund the performance security, and compensate direct losses incurred upon Party B. When Party A or owner of the leasing house transfers the ownership or the operation management right to the third Party, the third Party and Party B shall abide by the prevailing laws and regulations.

18.4 At the expiration of the leasing term or during the termination of the Contract, Party A reserves the right to take back the leasing house, and Party B shall return the same in time. If Party A fails to take back the leasing house at the expiration of the leasing term or during the termination of the Contract for the cause of Party B, aside from the liquidated damage, Party B shall make payment to Party A the rent or usage fees based on the market price when the default occurs (and no lower than 1.5 times the original rent rate). In case of economic losses incurred upon Party A, Party B shall compensate Party A the corresponding direct losses.

XIX. Return and Reinstatement

19.1 Reinstatement obligations:

19.1. 1 On the expiration date of the leasing term or during the termination of the Contract, Party B shall remove decorations and its added facilities (if any) and reinstate the house to the delivery state. If the delivery state cannot be determined, reinstate the house to the state that has not been furnished;

19.1.2 If Party B refuses to reinstate the leasing house to the delivery state, Party A reserves the right to make reinstatement on its own or entrusts a third Party. The corresponding engineering fees shall be assumed by Party B. Party A reserves the right to deduct the abovementioned fees from the performance security. If the performance security is not enough to cover the abovementioned fees, Party B shall otherwise make payment to Party A.

19.2 Within fifteen days on the expiration date of the leasing term or during the termination of the Contract, Party B shall vacate the leasing house, and handle the return procedure for the leasing house. During handover, Party A and Party B shall jointly check whether the leasing house and its facilities are intact. In case of damage beyond the normal loss, Party B shall make compensation based on the actual cost.

19.3 Lien

On the expiration date of the leasing term or during the termination of the Contract, if Party B fails to clear the rent and asset management fees, Party A reserves the right to excercise the lien and inform the asset management company to prevent Party B from moving articles out of the leasing house. Besides, Party A also has the right to move Party B’s articles to other places so that the house may be ready for leasing. If Party B still fails to clear the rent and other fees for more than 3 months, Party A also has the right to sell Party B’s articles, etc.

19.4 Handling of Party B’s accretion and carry-over

When Party B returns the leasing house to Party A, Party B agrees that Party A won’t compensate or indemnify Party B’s for the accretion of decorations in any forms. If Party B leaves any articles, facilities and equipment, etc. within the leasing house, Party A reserves the right to deem such articles as wastes of Party B. Party B automatically gives up the ownership and usage right of such articles, facilities and equipment. Upon a reasonable notice to Party B,

Party A may handle the same on its own. In case of any losses thus occurred upon Party B or the third Party, Party B shall take responsibility. For such, Party B shall not lodge claim to Party A; if any third Party lodges claim to Party A for Party A’s handling of such articles, facilities and equipment, Party B shall compensate all losses thus incurred upon Party A.

At the expiration of the leasing term or during the termination of the Contract, if Party B doesn’t cooperate to vacate the house and handle the return procedure, Party A reserves the right to move Party B’s articles to other places so that the house may be ready for leasing. If Party B still fails to cooperate with respect to the return procedure for more than 3 months, Party A also has the right to sell Party B’s articles. In case of any losses thus occurred upon Party B or the third Party, Party B shall take responsibility. For such, Party B shall not lodge claim to Party A; if any third Party lodges claim to Party A for Party A’s handling of such articles, facilities and equipment, Party B shall compensate all losses thus incurred upon Party A.

XX. Default Liabilities and Waiver

20.1 In case of any scenarios below within the leasing term, both Parties agree to terminate the Contract without assuming liabilities for each other:

20.1.1 Land usage right associated with the leasing house has been taken back by the national government by law;

20.1.2 The house is expropriated or confiscated by law for the public interests;

20.1.3 The house is listed into the scope of removal by law for the urban construction needs;

20.1.4 The house is damaged, missed or verified as the hazardous house, and its leasing state cannot be restored through repairing, not for reasons of Party A and Party B;

20.1.5 Before leasing, Party A has already informed Party B that the house is set on morgate, and it’s now punished.

20.2 Unless otherwise specified by the Contract, any scenario below of Party A constitutes the default:

20.2.1 The leasing house is not provided within the time span specified in the Contract;

20.2.2 Party A fails to inform Party B in advance, and conducts operation within Party B’s leasing house, which thus causes damage on Party B’s machinery and equipment;

20.2.3 Violation of other contractual clauses.

20.3 Unless otherwise specified by the Contract, any scenario below of Party B constitutes the default:

20.3.1 Party B has caused damage on support facilities;

20.3.2 Party B’s usage of the leasing house or change on the building structure has affected the normal usage of the house by other Party or damaged the house;

20.3.3 At the expiration of the leasing term or during the termination of the Contract, Party B fails to return the leasing house to Party A;

20.3.4 After the termination of the Contract, Party B fails to move the registration place out of the leasing house as per agreements;

20.3.5 Party B fails to pay the rent and other fees as per the specified period;

20.3.6 Party B fails to provide decoration or mobilize as per the specified period;

20.3.7 Party B has violated other contractual clauses.

20.4 Default Party shall pay the counterpart liquidated damage. Unless otherwise specified by the Contract, except for the monetary default, the liquidated damage shall be calculated as per day, and the daily liquidated damage to be assumed by the default Party is given in the agreement clauses; default days =calendar days since the day the default fact happens till the day the default has been corrected; amount of the liquidated damage=daily liquidated damage×default days.

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20.5 If Party B fails to pay such fees as the rent, asset management fees or water and electricity bills, the liquidated damage shall be paid at 1‰ of the unpaid amount for one day overdue. If Party B fails to pay the rent or other fees for more than 30 days, Party A also reserves the right to terminate the Contract, take back the leasing house and doesn’t refund the performance security. In the meantime, Party B shall assume other corresponding default liabilities. If Party B fails to pay the rent or utilities fees for more than 60 days, Party A also reserves the right to inform the asset management company to take such measures as suspense of water, electricity and gas supply and communication. In cause of any losses thus incurred upon Party B or sublessee, Party B shall assume the corresponding responsibility on its own.

20.6 When the economic losses on the counterpart caused by the default exceeds the liquidated damage, the default Party shall make the corresponding compensation. The compensation fund shall be jointly verified by both Parties based on the actual economic losses. Besides, both Parties may jointly entrust the third Party with authority to verify the compensation fund.

20.7 Liquidated damage and compensation fund shall be paid within ten days when the default Party has been informed; when the default fact still exists during the date of payment and thereafter, the liquidated damage and compensation fund shall be paid before the end of the due month at the latest. If Party B breaches the Contract, Party A reserves the right to deduct the corresponding liquidated damage and compensation fund from the performance security paid by Party B; besides, Party B shall pay the balance (if any) to Party A in accordance with the Contract.

20.8 The liquidated damage and compensation fund shall be paid in RMB.

20.9 Party B acknowledges: Party A is not liable for compensation and other legal liabilities for Party B (including Party B’s employees, agents, laborers, contractors, visitors, etc.) and any third Party, including the subtenant, without respect to different kinds of scenarios, including but not limited to events below:

20.9.1 Utilities stop operation because of necessary maintenance and repairing on the building, and not for the reason of Party A (sudden facility fault, including but not limited to air conditioning, electricity, gas, etc.);

20.9.2 Party B or any other third Party has encountered economic losses and any damage, disturbance and inconvenience because of any deficiency or fault on the elevator, auto escalator, firefighting, security devices, air conditioning or other equipment;

20.9.3 Party B or any other third Party has encountered economic losses or damage because the supply of water, electricity and gas and communication don’t work, fail, suspend or disturb because of the force majeure, influence by the water, electricity and gas supply authority or telecommunication or normal maintenance of system, circuit, facilities and equipment but no for reasons of Party A;

20.9.4 Party B or any other third Party has encountered economic losses or damage because of water flooding and dripping in any place, spill of other substances and things but not for reasons of Party A;

20.9.5 Party B or any other third Party has encountered economic losses or damage because of the rainwater such as smoke and fire or other water has penetrated into any part of the leasing house but not for reasons of Party A;

20.9.6 Although Party A or the asset management company has taken necessary protective measures, Party B or any other third Party has encountered economic losses or damage because of the reproduction of mice, ant, cockroach and other pests;

20.9.7 Party B or any other third Party has encountered economic losses or damage because of theft, robber or other illegal invasion;

20.9.8 Party B or any other third Party has encountered asset losses or personal injury not for reasons of Party A.

XXI. Miscellaneous

21.1 Party B’s giving up of the preemptive purchase right: Party A and Party B acknowledge that within any time of the leasing term, Party A shall inform Party B in writing at least 10 days in advance when Party A is intended to put the house on mortgage without consent from Party B. If Party A sells the house or the asset associated with the house, Party A shall inform in writing Party B without consent from Party B. Party B currently gives up explicitly the preemptive purchase right associated with the house or the house asset by law. Party A shall inform Party B of the transfer of the ownership right.

21.2 No giving up: Party B understands and agrees that Party A’s acceptance of rent for Party B’s default shall not deemed as Party A’s giving up of the right of pursuing Party B’s default liabilities. When the rent or other payment paid by Party B is not enough to cover the amount specified by the Contract or Party A’s acceptance of rent or other amount not in adequate amount shall not be deemed as Party A’s consent to Party B’s payment of rent or other payments not in adequate amount. Besides, such move will not affect Party A’s right to claim the owed rent and other rights to be enjoyed by law. Besides, Party A’s failure or delay to exercise any rights under the Contract doesn’t mean giving up such rights. Party A’s giving up any rights shall be subject to the written signature of Party A.

21.3 Force majeure: within the leasing term, when the Contract cannot be performed according to the specified condition, the Party encountering the force majeure shall immediately inform the counterpart, and provide details of the force majeure and effective certificate to prove reasons for failure to perform the Contract fully or partially or delayed performance. Both Parties may determine through negotiation whether the Contract shall be released fully or partially or performance delayed based on the influence on the performance of the Contract arising out of the force majeure. Such force majeure includes but is not limited to the war, strike, turmoil, epidemic disease, earthquake, terrorist act, fire incident, governmental stipulations or restriction, typhoon and other harsh weather, flood, etc.

21.4 Jurisdiction: both Parties shall attempt to resolve through negotiation discrepancies arising out of the Contract performance. If the negotiation fails, a lawsuit may be filed to the People’s Court of the house place.

21.5 Notice: any notice or other relevant documents will be delivered to the counterpart’s registered place, physical office address or any address of the counterpart recorded in the Contract via certified mail or EMS; it’s deemed to be served in the next day after the certified mail or EMS is delivered, no matter whether the receiver has actually received the document.

21.6 Partially effective: if any provision of the Contract becomes ineffective or illegal in any regard, legitimateness and effectiveness of other clauses of the Contract shall not be affected.

21.7 Standard clauses and agreement clauses: standard clauses and agreement clauses both have legal effect and force and jointly constitute the House Leasing Contract. In case of any matters unsettled in the Contract, a written agreement may be otherwise settled through negotiation by both Parties, which may serve an integral part of the Contract. After being signed and sealed by the legal or authorized representatives of both Parties, such written agreements may have the same and equal effect and force with the Contract.

21.8 Contract entering into effect: The Contract is written in Chinese, having four copies in the same format. Party A and Party B respectively hold two. The Contract immediately enters into effect after being signed by both Parties.

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Both Parties acknowledge:

During the conclusion of the House Leasing Contract, Party A has applied for Party B to be mindful of relevant responsibility or rights restrictions, and provided adequate explanations and illustrations. Revisions and supplements (if any) reached by both Parties shall be presented in “clauses otherwise agreed by both Parties” of the agreement. After careful reading and negotiations and discussions with Party A, Party B has no doubts or discrepancies over all clauses of the Contract (including clauses herein and standard clauses) and relevant attachments, and correct and precise understanding of legal meanings of contract clauses on rights, obligations and responsibilities of Party B.

(No formal text hereunder, and it’s used as the signature page of the House Leasing Contract)

[Seal of Grand Rite (Shanghai) Property Limited]

[Seal of Zai Lab (Shanghai) Co., Ltd.]

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Annex:

Annex I: Plans of the leasing house as provided by Party A;

Annex II: Certificate for legal incorporation and effective existence of Party B’s institution, e.g. copy of Business License/Practicing Permit/Legal Person Certificate, etc.;

Annex III: Management Convention of Leased Asset;

Annex IV: Safety Production Commitment issued by Party B;

Annex V: Firefighting Safety Commitment issued by Party B;

Annex VI: List of Facilities.

Annex:

Annex I: Plans of the leasing house as provided by Party A

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Annex II: Certificate for legal incorporation and effective existence of Party B’s institution, e.g. copy of Business License/Practicing Permit/Legal Person Certificate, etc.

Annex III: Management Convention of Leased Asset

Management Convention of Jinchuang Building

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Chapter 1 General Rules

Article 1	In order to safeguard the legitimate rights and interests of all property users in asset management activities, and public environmental sanitation and regular order of Jinchuang Building (hereinafter referred to as “the asset”), and to ensure the safe and rational use of the asset, the Management Convention of Jinchuang Building was formulated in accordance with the provisions of Property Law of the People’s Republic of China, Regulations on Asset Management, Regulations on Dwelling Asset Management of Shanghai and actual situation of the Asset. If the content of the Convention is inconsistent with laws, regulations, rules and government normative documents, the later shall prevail.

Article 2	The Convention is binding on all asset users in the asset management area. The validity of the Convention shall cover successor of asset when the rights of usage and the ownership of the asset are changed.

Article 3	Owner of the Convention refers to unit or individual that has obtained the legal property right of the asset (hereinafter referred to as the “owner”).

Article 4	The entrusted asset company (hereinafter referred to as the “asset company”) shall provide asset management services to according to the agreement of the “Asset Management Service Contract of Jinchuang Building”

Article 5	Asset user refers to unit or individual that actually uses the asset in the forms of purchasing or leasing.

Article 6	All asset users agree to abide by the regulations, rules and systems of asset management, and properly handle neighboring relationship in such aspects as water supply, drainage, passage, ventilation, lighting, maintenance, decoration and renovation, environmental sanitation and protection in accordance with the principles to the benefit of asset use, safety, fairness and rationality.

Chapter 2 Terms of the Convention

Article 1	Self-use parts: refer to the exclusively used areas, internal toilets and indoor walls and other parts of the asset user.

Article 2	Self-use equipment: refers to the exclusively used doors and windows, sanitary wares, water supply and drainage equipment that connect with the main pipe, cables and etc. of the asset user.

Article 3	Public area: refers to the foyer, staircase, water pump house, distribution room, elevator machine room, fan room, air conditioning room, corridor channel, guard room, parking lot, load-bearing structure of the house, outdoor walls, elevator room and waiting room of shared elevator and other parts that are publicly shared by all asset users.

Article 4	Public equipment and facilities: refer to: (1) the water supply pipes, drainage pipes, downpipes, toilets, lights, garbage channels, water tanks, water pumps, elevators, lightning arresters, firefighting equipment and water reservoir that are publicly shared by all asset users; (2) publicly shared roads, green spaces, parking lot, street lamps, drainage pipes, inspection wells, garbage bin (chamber) and other facilities within the asset service area.

Chapter 3 Basic Information

Article 1	The asset referred in the Convention is located at No. 4560, Jinke Road, No. 702 Zhongke Road, Pudong New Area, Shanghai, (i.e. Jinchuang Building).

Article 2	Scope of asset service

(1) Maintenance of public parts and areas of the asset;

(2) Daily operation, repair and maintenance of the public equipment and facilities of the asset;

(3) Public greening conservation services;

(4) Sanitation and hygiene service for public areas of the asset;

(5) Services of keeping public order, firefighting management, safety guard, traffic safety and parking lot management;

(6) Management of prohibited behavior of asset use;

(7) Management of the engineering drawings, equipment specification, the maintenance records, archives of all asset users and final acceptance information of construction related to the asset;

(8) Management services of other public affairs of the asset;

(9) Other asset services implemented by the asset company, as entrusted by the asset owners and in accordance with the laws and regulations of the government.

Article 3	Objectives of asset service:

(1) Guided by customer satisfaction, S09001 quality management system and IS014001 environmental quality system will be imported;

(2) Refer to the demonstration building management standards of Ministry of Housing and Urban-Rural Development of the People’ Republic of China (MOHURD), advanced management methods will be adopted to manage and serve the Jinchuang Building.;

(3) The image of the asset will be further enhanced through the professional asset management to maintain and increase value of the asset;

(4) Make the existing equipment and facilities in the asset to give full play to their functions and ensure their normal operation within the service life period (except for the equipment or facilities that cannot function well within the service life period, and the party of asset management will be exempted from liability after assessment.)

(5) Provide an excellent, comprehensive and long-term stable asset management team that has been well-trained to provide asset management services of high quality.

(6) No major safety accidents, environmental accidents or personal injuries and deaths.

Chapter 4 Rights of Asset Owner

Article 1	To review and approve the asset management plan, financial budge, final account and use of management fees.

Article 2	To listen to the advices and suggestions of asset users, supervise of the management services of asset company, and make rectification proposals to the asset company.

Article 3	To make the final determination on plans with major changes of the asset made by the asset user.

Article 4	To examine and approve plans of major or moderate repair reported by asset companies

Article 5	To make decision on other important matters of asset management.

Article 6	To enjoy the corresponding rights in accordance with the Property Law of the People’s Republic of China, Regulations on Asset Management of the State Council, Regulations on Dwelling Asset Management of Shanghai and other relevant laws and regulations.

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Chapter 5 Obligations of Asset Owner

Article 1	To create conditions for asset management work of the asset company.

Article 2	To pay the asset maintenance funds in accordance with the provisions of the Asset Management Regulations for the maintenance, renovation and overhaul of the asset, and to pay the expenses on non-operative management and maintenance.

Article 3	To assist the asset company to connect with the asset owner and the local government authorities, and to create conditions for the asset company to exercise the duties of asset management smoothly.

Article 4	To perform the corresponding obligations in accordance with the Property Law of the People’s Republic of China, Regulations on Asset Management of the State Council, Regulations on Dwelling Asset Management of Shanghai and other relevant laws and regulations

Chapter 6 Rights of Asset Company

Article 1	The asset company has the right to take all necessary measures to make the asset user comply with and the Convention, laws and regulations of the State, relevant rules and provisions of the government as well as the rules and regulations on asset management services.

Article 2	The asset company has the right to enter any public parts and areas of the building to carry out work inspection, check or maintenance.

Article 3	During the decoration period of asset users, the asset company has the right to carry out on-site inspection or supervision.

Article 4	The asset company has the right to urge asset users to carry out routine maintenance and repair of the self-use equipment.

Article 5	The asset company can charge additional fees based on the price approved by the Price Bureau or the price agreed upon by the asset company and asset user when providing the asset user with services for self-use areas.

Chapter 7 Obligations of Asset Company

Article 1	The asset company shall ensure the intact asset, clean and beautiful environment, good public order, and guarantee that the asset can be used conveniently and safely. and perform its obligations according to the following requirements:

1. Implement management services in accordance with the national and municipal technical standards and norms, and the established requirements of Asset Management Service Contract of Jinchuang Building;

2. Inform the asset user of using and maintenance methods, requirements, precautions and rules and regulations of the public parts, areas and equipment and facilities before using the asset;

3. Inspect and check the asset management areas and carry out green conservation on a regular basis;

4. Take measures and carry out maintenance and repair immediately when the asset (public parts, areas, equipment and facilities) is found to be damaged;

5. Upon receipt of the report for repair from asset users, the asset company shall deal with problems on site in accordance with the service commitment;

6. Dispose household garbage according to the requirements of the environmental sanitation department;

7. Be responsible for the cleaning, management, dredging and clearing of public areas and facilities, pipelines and etc.

8. Record the maintenance updating and revenue and expenditures on asset, and keep asset profiles and relevant book of accounts properly.;

9. Listen to the advices and suggestions of asset owners and users on a regular basis and constantly update and improve the management services;

10. Safeguard the interests of asset owners. Take responsibility for the formulation of asset management rules and regulations. Comply with the relevant rules and regulations to discourage and stop the violation and illegal activities of asset users, and report major events to asset owners immediately;

11. Take responsibility for the sharing and collection of water and electricity charges and other utility expenses;

12. Coordinate with government and public utilities departments on the matters relating to public facilities, and deal with asset users’ complaints in a timely manner, as well as disputes among asset users.

Article 2	When asset owner transfers or rents of the asset, the Convention shall be deemed as an Annex to the asset transfer contract or lease contract. The owner shall inform asset company the transfer or rental of the asset in written form after the transfer or rent.

Chapter 8 Rights of Asset Users

Article 1	Asset owners enjoy the ownership of the purchased area. The tenant has the right to use the leased house in accordance with the provisions of the Lease Contract during the lease term, and asset owner or the tenant has the right to use the public area and equipment and facilities.

Article 2	Asset users at the same floor has the right to use public toilets, drinking room and corridor of the floor. If the asset user buys or rents all premises at a certain floor, the asset user may enjoy the right to use these facilities exclusively, but shall not make impacts on elevator, elevator lobby, stairs, firefighting safety passage, public cable bridge, conduit shaft facility and the rights of other tenants.

Article 3	Asset users have the right to enjoy a clean and safe working environment.

Article 4	When encounters an emergency and special needs, asset users may require asset company to provide the emergency service (services involve the relevant expenses shall be settled according to actual fees) without affecting the use rights of other asset users and tenants.

Article 5	Asset users have the right to refuse others to access to any part of self-used unit, with exception including but not limited to the followings:

1. In the event of fire, earthquake and other force majeure events;

2. In the case of emergency (such as water pipe burst, joints of cable and wire pipe fall off, shared line connections, etc.);

3. Firefighting safety inspection and inspection by the relevant government law-enforcing departments;

4. Necessary security check by the asset company (the asset user shall be informed in advance and confidentiality of asset users and safety regulations of workplace shall be complied with).

Article 6	Asset users have the right to advise and complain about the management services of the asset company.

Chapter 9 Obligations of Asset Users

Article 1	Asset users shall abide by laws, regulations, rules and the relevant provisions of government policies, and shall not have any illegal activities and acts in violation of the relevant provisions of the government in the purchased houses or leasing units.

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Article 2	Asset users/tenants shall abide by the house purchasing contract/lease contract, the provisions of the Convention and the management regulations formulated by the asset company, and properly handle neighboring relationship in such aspects as water supply, drainage, passage, ventilation, lighting, maintenance, decoration and renovation, environmental sanitation and protection in accordance with the principles to the benefit of asset use, safety, fairness and rationality.

Article 3	Asset users shall abide by the relevant hazardous material management regulations of public security department (Decree No. 18) and other relevant regulations. The transportation, storage and use of hazardous. inflammable, explosive or health-risky objects shall be in compliance with the relevant governmental regulations. The corresponding system shall be established and storage location be designated, management by specially-assigned person shall be implemented, and the asset company shall be informed.

Article 4	The following activities (except for those allowed by the asset owner) shall be prohibited:

1. Damage to the housing load-bearing structure or structure of the main body, unauthorized changes in housing structure, appearance (including color, shape and specifications of external walls, doors and windows), design purposes, functions and layout, etc.;

2. Illegal construction of buildings, structures and private stalls; occupation, damage to public parts and equipment or transfer of shared equipment;

3. Movement of firefighting devices (including fire extinguisher stored at a specific location) at will;

4. Blocking and embezzlement or damage to the public parts of the asset, public areas, equipment and facilities and relevant fields, and movement of public equipment and facilities without authorization;

5. Installation of air conditioning system or solar water heaters without consent of the asset company and asset owner;

6. Installation of metal gate and outdoor window fence at the front door or window of unit used without consent of the asset company and asset owner;

7. Setting off of fireworks and firecrackers within the scope of the asset;

8. Disassembling and refitting of smoke detector, spray and other firefighting devices without authorization, and closure of fire hydrant and other firefighting devices without authorization;

9. Installation of all kinds of pipes on the floor, including gouging, drilling holes, building walls or increasing loads beyond standards on the floor;

10. Changing of the direction of the pipeline without authorization;

11. Placing the banner, posting signs or advertisement, hanging flags (including company flag) lanterns in the public parts, areas, roofs, external walls, roads and other places at will;

12. Embezzlement or damage to the greening;

13. Bringing pets into management area of the asset;

14. Changing of the use nature of the asset;

15. Engaging in activities that endanger the public interest and infringe the legitimate rights of others by taking use of asset units;

16. Installing, posting, displaying, and showing any name, calligraphy and painting, signboard, advertisements and other similar items within the scope of the asset or asset site by asset users or allow others to do so;

17. Randomly parking vehicles and honking in the area of the asset;

18. Storing dangerous goods such as inflammable, explosive, highly toxic, radioactive and other dangerous items that do not meet security standards, or storing and laying out overloaded items;

19. Emissions of toxic and hazardous substances and substances that do not meet environmental requirements;

20. Dumping or discarding litter debris at non-designated locations, disposing of wastes and other discards in the park;

21. Noise exceeding the specified standard;

22. Other activities prohibited by laws and regulations;

23. Other activities prohibited by the asset owner.

Article 5	Asset users shall dump the household garbage into the designated location, and then cleared by the asset company in a unified manner. The commercial wastes (including construction wastes) shall be handled by the asset users or their entrusted asset company on a daily basis.

Article 6	Asset users shall abide by the laws, regulations and rules of national environmental protection, health and epidemic prevention and pollution control.

Article 7	The secondary decoration of the asset user shall be handled in accordance with House Decoration Management Service Agreement formulated by the asset company. (Decoration beyond the scope of the asset management shall be agreed by the asset owner and reported).

Article 8	The asset user shall bear the cost of resuming function or operation of the facilities if obstruction or damage to the effective operation of the drainage or discharge facility had been caused due to improper use of the asset.

Article 9	The asset user must use water and electricity within the consumption scope determined by the purchase / lease contract in its purchased / leased unit. The asset user must apply to the asset owner for extra consumption for filling, and then use it with approval of the asset company. Thereby, extra cost of the equipment shall be borne by the asset owner.

Article 10	All machinery, apparatus and equipment that placed, fixed, installed or set upright in any part shall, in any manner, operate with a shock absorber and anti-tilting device to meet the requirement of reducing vibration and inclination. The generated noise, vibration, resonance or other adverse effects shall not exceed the relevant provisions of the government. In case of violation of this article, the asset user shall indemnify the direct economic loss resulted.

Article 11	The asset users have no right to access to the elevator room, control room, general electric power station, pump room, monitoring center, guard room, telephone exchange room, etc. without consent of the asset company.

Article 12	The asset users shall not occupy public places that are not covered by their leased house and shall not store items in the place of public facilities.

Article 13	The asset users shall not punish the employees of the asset company directly.

Article 14	The asset users shall be responsible for the public security maintaining and fire safety of their unit or area.

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Chapter 10 Obligation of Asset Users to Submit Contact Information

Article 1	The asset user shall provide the asset company with the contact address, name and communication method; the asset company shall be informed of any changes of the contact address, name and communication method in a timely manner and be provided with the changed information.

Article 2	If the asset user does not provide the contact address, name and communication method or do not provide change information timely, the relevant materials of asset management activity that have been put into the letterbox of the asset user in the place where the asset is located, leased unit or delivered according to the original reserved contact address, contact name, communication method shall be deemed to be delivered.

Chapter 11 Use of the Asset

Article 1	The asset shall be used in accordance with the design and usage (R & D, official business) approved by the planning management department. The use nature of the asset shall not be changed without authorization; and the change of use nature shall be approved by the relevant administrative department and then implemented after conducting related procedures in the asset company.

Article 2	Decoration of the house shall be informed to the asset company in advance and a written application shall be submitted, and the asset user shall sign housing decoration management services agreement with the asset company. If decoration involves housing division, local reconstruction and other programs, it shall be implemented with consent of the asset company in advance. The asset company shall inform the asset user who needs to decorate and the decoration company entrusted by the user of the prohibited acts and precautions of the interior decoration.

Article 3	The following acts shall be prohibited in house decoration activities:

1. Designing scheme without consent of the original design unit that changes the main structure of the building body and load-bearing structure;

2. Changing the rooms, balconies and other units with no waterproof requirements to the bathroom, kitchen room;

3. Enlarging the size of the original doors and windows on the load-bearing walls, to build extra doors and windows on the load-bearing walls and remove the brick and concrete walls connecting the balconies.

4. Damaging to the original energy-saving facilities, reducing its energy efficiency;

5. Setting up buildings and structures;

6. Changing the facade of the house, and building extra doors and windows on the exterior wall without load-bearing;

7. Changing the firefighting devices without the authorization and consent of the fire department;

8. Changing other relevant facilities.

9. Other acts that will affect building structure and safety in use.

10. Designating decoration company or promoting finishing materials of the asset company to the asset users who need to decorate in a forcible way.

The above mentioned main structure of the building refers to the structure of the building, including roof, superstructure, beam, column, bracing structure, wall, connecting joints and foundation.

The above mentioned load-bearing structure refers to the main structural elements and other connecting joints that transmit self-weight and various external forces to the base systematically and directly, including load-bearing walls, pole, column, frame column, pier, floor slab, beam, roof truss, suspension cable, etc.

Article 4	Precautions of house decoration activities:

1. Designing scheme of interior decoration that exceeds designed load shall be proposed by the original design unit or design unit with the corresponding qualification.

2. Decoration companies must carry out construction in accordance with the mandatory construction standards and other technical standards for construction, the enterprise shall not cheat on workmanship and materials and shall ensure the quality of decoration works.

3. Decoration companies that engage in interior decoration activities shall comply with the construction safety procedures, and take necessary safety protection and fire protection measures in accordance with the provisions. The company shall not use open fire without authorization and conduct welding operation for ensuring the safety of workers, the surrounding housing and asset.

4. Decoration companies engaged in interior decoration activities shall not occupy the public areas and damage the public places and facilities.

5. The asset users shall inform the neighbors of interior decoration in advance. The user who needs decoration shall store finishing materials and bags of decoration wastes in the designated location, and shall not occupy public places and areas without authorization. Effective measures shall be taken during the construction period to reduce or avoid the impact on the daily work and life of the users in adjacent asset. In addition to 18 pm to 8 am the next day and holidays, construction involves knocking, chiseling, sawing, drilling, etc. that will generate noise shall be prohibited. Decoration that involves areas which belongs to the adjacent users shall obtain the consent of them, and shall not affect their normal use of the asset.

6. If the impacts on public places of the asset, safe use of public equipment and facilities, and infringement of the legitimate interests of users in adjacent asset have been caused by interior decoration, the asset user shall promptly make it recover to the original state and bear corresponding liabilities for the damage.

7. The asset user shall not refuse and obstruct the asset company to supervise and check the interior decoration activities in accordance with the provisions of the Convention and Housing Decoration Management Agreement.

8. The asset user shall take responsibility for damage to the roof and wall of the building due to decoration construction and consequences of future leaking of the building.

Article 5	Precautions of firefighting devices installation in house decoration

1. The installation of indoor firefighting devices shall be conducted in accordance with the relevant fire safety regulations; fire construction companies must be qualified for fire construction installation; the quality of firefighting devices passes the acceptance inspection by fire department after the completion of installation, and then can be used by the asset users.

2. Installation of firefighting devices shall be conducted by fire construction companies with the qualification of fire construction installation; the connection of fire equipment to fire alarm control panel and fire pump must be conducted by professional firefighting company designated by the asset owner; companies that engage in firefighting devices installation shall pay to the designated professional firefighting company with the connection fee of 200 yuan / point and debugging fee of 2,500 yuan. If the designated professional firefighting company installs firefighting devices in units of the park, the connection fee shall no longer be charged.

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Article 6	Commencing declaration and completion acceptance of house decoration

1. Prior to the house decoration program, the asset user who need to decorate shall declare and register, and provide construction drawings to the asset company, and sign Housing Decoration Services Agreement with the asset user, decoration company and the asset company at the same time. Precautions of decoration shall be complied with and the prohibited activities shall not be engaged in.

2. Materials to be submitted for declaration and registration involve: occupancy notice of applicant, asset lease (sale) contract, business license and copies of qualification certificate of decoration company and certificate provided by companies that installs firefighting devices and conducts fire construction, construction scheme and fire engineering design receipt, receipt of engineering construction deposit, decoration management fee and garbage clearance fee.

3. The asset companies shall manage in accordance with the provisions of the Convention and interior decoration management regulations, and stop the asset user who needs to decorate and decoration company from violating the relevant regulations immediately; for those who have already caused the consequences or refused to correct, report to the relevant departments and deal with it according to law; the asset user who needs to decorate and decoration company violate the Convention and interior decoration management regulations shall be held responsible.

4. Relevant department, upon receiving the report of violation of the Convention and interior decoration management of the decoration personnel and decoration company, decoration company shall check and verify on site and deal with the violation according to law.

5. For the impact caused by the interior decoration and accident due to poor quality that affect the interests of the public, and acts that affect the normal use of the asset, any unit or individual in the asset shall have the right to impeach and complain to the relevant department.

6. The asset user shall first pass the fire acceptance after the completion of housing decoration, and the fire acceptance certificate (the qualification certificate provided by professional fire testing unit for those not been sampling) shall be submitted to the asset company; then, the acceptance work can be carried out.

7. The asset user shall submit interior decoration as-built drawing, acceptance certificate, quality warranty certificate and acceptance certificate of fire department to the asset company. The asset company and decoration construction units shall conduct acceptance inspection of decoration construction site together. In the case of violation of the Convention and housing decoration management, it shall be corrected; when there is no problem with the acceptance, the asset company can fully refund the deposit (no interest)

Article 7	Air conditioners (including outside machine) shall be installed in accordance with the reserved location of building design. If the location is not reserved, the unit (or individual) that installs air conditioner shall submit the installation location scheme of the air conditioner (including the outside machine) to the asset company, and then install at the designated location with the consent of the asset company.

Article 8	Water, electricity, gas and other public equipment and facilities shall be used in a reasonable way, and shall not be dismantled and altered without authorization.

Article 9	The elevators in public areas shall be maintained by professional elevator maintenance company entrusted by the asset company and be subjected to the national compulsory annual inspection. The elevator maintenance cost and annual inspection fee shall be paid by the asset company, and the asset users do not need to bear the elevator maintenance cost and annual inspection fee.

Article 10	When parking the motor vehicles, asset users or people who parks motor vehicles temporarily in the asset shall comply with the motor vehicle parking requirements of the asset and shall pay the parking fees in accordance with the provisions. Do not put valuable articles in the vehicle; and the resulting losses shall be borne by the owner.

Article 11	Installation of the outdoor signs by the asset user shall comply with the relevant provisions of the asset.

Chapter 11 Maintenance of Asset

Article 1	Repair and maintenance of the exclusive part of the asset by the asset user shall not obstruct the legal rights of other asset users

Article 2	The service personnel shall inform the asset user in advance when it’s necessary to enter the self-use part of the asset user for the purpose of repairing and maintaining, and necessary cooperation shall be provided by the asset user.

Article 3	The asset user shall be responsible for the repairing of the property damage and other losses resulted from his obstruction of maintenance, and shall bear the compensation liability.

Article 4	In case that temporary occupying and excavating roads and sites for the purpose of repairing the asset or maintaining the public interest, a written application shall be submitted to the asset company and shall only be executed upon written approval. The corresponding deposit shall be delivered and the roads and sites shall be restored to their original state within the agreed time limit. Losses caused (if any) shall be compensated.

Article 5	For security risks of asset in use, which have endangered or will endanger the public interest and the interests of others, the responsible person shall conduct emergency maintenance in time; in case that the responsible person does not perform or is unable to perform the obligation of emergency maintenance, and the internal emergency maintenance of asset is required, the specific maintenance can be conducted under site witness of the public security organ with the maintenance cost borne by the responsible person.

Article 6	The asset user shall bear the responsibility for the repair and maintenance of its self-use parts and equipment, and shall bear the corresponding responsibility for the losses of other asset users caused by delay maintenance

Article 7	The maintenance of fire service system within the self-use area shall be borne by the asset user at his/her own expense. The asset user shall carry out fire detection in accordance with provisions of the Fire Protection Law. The relevant detection report shall be submitted timely to the asset company for filling. The asset company shall inform the asset user of failures of the firefighting equipment, and the asset users shall make rectification immediately, otherwise the consequences caused shall be borne by the asset user.

Article 8	The maintenance and updating of public areas, facilities and external venues, if meet with one of the following criteria, shall be carried out directly by the asset company. The cost shall be charged as stipulated.

1. Belongs to emergency maintenance items as specified.

2. Emergency of asset that endangers the safety of house use or public safety

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3. Hazardous houses identified by the safety appraisal authority.

4. Under situations where the house must be repaired according to the provisions of laws, regulations and relevant technical standards.

Chapter 12 Default Liabilities

Article 1	Asset service fee refers to the operation costs of the asset company, and water and electricity charges refer to fees paid by the asset company, of which the payment shall not be refused or delayed for any reason. In case of overdue payment of asset service fee and water and electricity charges by the asset user, 3‰ of the amount payable will be charged as daily late fee by the asset company. If the asset user refuses to pay asset service fee and water and electricity charges, the asset company can take such measures as reminder, suspension of water / electricity supply and legal proceedings, etc.

Article 2	In case that the breach of conventions related to the use and maintenance of the asset in the Convention obstructs the normal use of the asset or causes asset damage and other losses, other asset owners or tenants and asset users may lodge a lawsuit in the People’s Court in accordance with the Convention.

Article 3	Where the asset user violates the obligations stipulated in the Convention, other asset owners or tenants may lodge a complaint to the asset company, and may also lodge a lawsuit in the People’s Court in accordance with the Management Convention.

Chapter 13 Asset Management Fees and Miscellaneous

Article 1	The contents of the Convention shall continue to be valid if the owner changes the asset company. The Convention will terminate correspondingly if the House Leasing Contract between the asset owner and user terminates.

Article 2	Asset management fees: 8.64 yuan/month (Adjust the asset management fee according to the House Leasing Contract), with a building area of m2. The management fee totals yuan/month.

Article 3	Asset management fees shall be paid from the next natural month (the first phase shall be paid to the end of natural quarter) of the issuing date of Entry Notice by asset owner. The asset management fees shall be paid on a quarterly basis with the principle of usage after payment. The asset company shall issue the invoice of asset management fees of the current quarter before the 5th day of first month in the natural quarter (which can be postponed in case of national vacation or holiday). The asset user shall pay the asset management fees within fifteen working days after receipt of the invoice.

Article 4	The asset user shall prepay a monthly water and electricity charge of 25 yuan/m2 from the day of entry noticed by the owner in accordance with the lease area of the contract. After the first month, the asset user shall pay the water and electricity charge of the last month based on the monthly invoice received within 15 working days.

Article 5	The owner shall provide the asset user with communication system interfaces according to the delivery standard stipulated in the sales / leasing contract. If the additional configuration is needed, an occupancy fee of 3,000 yuan/cable tray shall be paid by the user.

Article 6	Power allocation of the asset is 80W /m2. If increase of power capacity is needed, the asset user can apply to the owner and pay the owner a resource cost of 1yuan/W for power capacity increase after approval. The resource fee does not include the construction costs which shall be borne by the asset user on its own. In order to ensure the electric safety of the park and future maintenance, the construction unit of power capacity increase shall be designated by the owner.

Article 7	Standards of electricity charges

Two-shift calculating method for electricity charge of customers (adjusted according to the standards of State Grid Corporation of China) is used:

Monthly payable electricity charge = basic electricity charge + metered electricity charge

Basic electricity charge: customer applied electricity capacity MD×unit price of 42yuan/KW = minimum payable MD charge/month of the customer

Metered electricity charge: (KW/hr actually used + KW/hr publicly allocated) × unit price/ KW/hr = the electricity charge generated from actual electricity consumption by the customer/month

Note:

1. Unit price/ KW/hr = bill charges of the power supply station ÷ (KW/hr of actual meter reading + KW/hr publicly allocated)

2. 42yuan/KW is the current basic unit price of electricity charge, which changes with the standards adjustments of State Grid Corporation of China.

3. The basic electricity charge shall be paid in accordance with the electricity capacity agreed upon in the leasing contract from the issuance date of the Entry Notice.

Article 8	Specific charges of central cooling and heating shall be implemented in accordance with the standards of Shenergy Technology Co., Ltd, Zhangjiang high-tech park, Shanghai.

Article 9	Standards of water charges

The following method is used according to the amount of water approved by the owner:

Water charges/month = (actually used amount + publicly allocated water loss) × unit price/ton + over quota water charge

Charges for water used and drainage fees are included and change with the standards adjustments of water company.

Article 10	Standards of parking charges

I. Staffs of the asset user

1. Standard parking bay (1 for 150m2 of area)

(1) Monthly payment: 350 yuan/parking bay/month

(2) Hourly payment: 2 yuan/ parking bay/hr, based on actual parking time. No charges will be made within half an hour.

2. Non-standard parking bay

(1) Monthly payment: 400 yuan/parking bay/month

(2) Hourly payment: 5 yuan/ parking bay/hr, up to 30 yuan/ parking bay/day, 0:00-24:00 as a settlement day. No charges will be made within half an hour.

(3) Outsiders

Hourly payment: 5 yuan/ parking bay/hr, up to 30 yuan/ parking bay/day, 0:00-24:00 as a settlement day. No charges will be made within half an hour.

Article 11	Where the asset user violates the provisions of Article 4 of Chapter 9 of the Convention, the asset company has the right to stop it. In case that the asset user refuses to correct it, the asset company may take the following measures:

1. Prohibit its illegal construction materials and personnel from entering the park;

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2. Suspend relevant services provided for the asset user;

3. Report to relevant administrative authorities;

4. Lodge a lawsuit in the local People’s Court.

Article 12	Relevant asset users shall bear joint liabilities if the asset user breaches the Convention.

Article 13	Any units and individuals settled in this asset must consciously abide by this Management Convention. In case of inconsistency of the Management Convention with the provisions of laws, regulations, rules and policies, the later shall prevail.

Article 14	The Management Convention come into force from the date of signing.

Chapter 14 Public System

Article 1	Regulations on building management

1. Any person without permission shall not change the structure, appearance, design purposes, functions and layout, etc. of the houses. Regulations of government departments and this regulation shall be strictly abided by the asset user when decoration and reconstruction of the houses are made.

2. Any person without permission shall not occupy the public parts, public areas of the building or change public facilities without authorization.

3. Any person without permission shall not post or place any advertisements, promotional materials and logos in public parts and public areas of the building, or use public bulletin board.

4. The asset company is responsible for maintenance of the public parts, public areas and facilities of the building. The maintenance of the self-use parts and equipment of the building shall be borne by the asset user or the entrusted asset company with relevant fees paid by the asset user.

5. In the event that the asset user is notified in advance, the asset company has the right and responsibility to perform unified maintenance and repair for the building, and the asset user shall not obstruct or delay the construction for any reasons. Otherwise, the damage caused shall be borne by the asset user.

6. The asset user has the obligation to maintain and check the self-use parts and equipment. Otherwise losses to the neighboring users and public property may be caused and the asset user shall bear the compensation liability.

7. For man-made damage to the public facilities, equipment and public parts or houses and equipment of others, the responsible person shall repair and compensate for the property losses caused. In the event that the responsible person fails to repair in a timely manner, the asset company shall be responsible for maintenance to relieve the impact on the asset user, and the asset company may recover the compensation from the relevant responsible person.

8. Maintain the public morality. Prevent such activities that may be harmful to the public interests as crowded noise, noise nuisance, etc.

9. The asset company has the right to take appropriate measures for asset user who violates the provisions, and report the serious violations to the government authorities.

10. The self-use master valve of water and electricity shall be turned off when the house is left idle for a long term.

Article 2	Regulations on the management of public order

1. Asset users shall consciously abide by national and local public order, laws, regulations and provisions, etc.

2. Asset users shall take effective fire prevention and anti-theft measures, and are strictly prohibited from activities which may do harm to personal security and may damage the interests of others.

3. No one is allowed to gamble, fight, spread pornographic culture, possess firearms and ammunition, store fireworks and other dangerous articles and engage in illegal activities.

4. No one is allowed to keep poultry and pets in the building. Pets shall not enter the building.

5. It is forbidden to hang or place objects out of the building for preventing injuries caused by falling objects.

6. It is forbidden to throw objects from the high. In case of accidents, the responsible person shall take the consequences.

7. In the event of major natural disasters or man-made emergencies, asset users shall obey the dispatching of relevant authorities and the asset management office to evacuate from the site rapidly.

Article 3	Regulations on firefighting management

1. Asset users shall consciously learn firefighting knowledge and cooperate with the management office to do the firefighting work.

2. Do not use, damage, or steal firefighting equipment and instruments. Properly protect the safe evacuation lighting facilities. Asset users have the right to stop the damaging or stealing of firefighting equipment and instruments, and notify the asset company to deal with the damaging and stealing.

3. It is forbidden to use open fire in this building and, if necessary, apply to the asset company for Permission of Open Fire Usage.

4. Except in smoking area, smoking is forbidden in public parts and areas of this building (including the lobby, underground garage, etc.). In the self-use parts, remember to put out cigarette butts and flames at any time, and it is strictly prohibited to take the unextiguished tinder out of the house.

5. Stairs, public corridors (halls) and exits, fire hydrants and other parts must remain unimpeded. No one shall occupy and block.

6. Asset users must use qualified gas equipment and check its safety at any time. The professional staff shall be asked immediately to repair in case of problems. Privately change of gas equipment is prohibited.

7. It is forbidden to store or bring flammable and explosive materials such as fireworks, explosives, detonators, gasoline, alcohol and lacquer thinner in the building.

8. It is forbidden to set off fireworks and firecrackers in the park.

9. For interior decoration, fire prevention measures shall be taken. Non-conforming materials are strictly prohibited.

10. In case of fire, in addition to the corresponding fire prevention measures, 119 shall be called immediately to report the fire accident, and the asset company shall be notified promptly. Leave the site rapidly after turning off the switches of electricity and gas, and closing doors and windows. Evacuation with elevator is strictly prohibited in the event of fire.

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11. Asset users shall support daily fire management work of the asset company and are strictly prohibited from obstructing the firefighters to perform official duties.

12. Asset users shall formulate fire prevention working rules for houses of different types, usage and equipment, and educate the staffs to follow and implement the rules.

Article 4	Regulations on traffic order and vehicle management

1. The motor vehicle drivers entering and leaving the garage of the building shall comply with the management system of the parking lot, and be subject to the management and dispatching of the order maintenance personnel. The drivers shall not obstruct the management personnel from performing their duties and obligations for any reason.

2. Motor vehicles entering and leaving the building are required to comply with the traffic routes in the building, and attention shall be paid to traffic signs for ensuring traffic safety.

3. Regular buses for asset users entering and leaving the building shall be parked and docked at designated location for passengers to get on and off, and run according to the specified routes.

4. Asset users requiring long-term parking in the parking lot shall register for the relevant procedures at asset company, pay parking fees, and park their cars at designated parking bays.

5. Cars, motorcycles and bicycles entering and leaving the buildings shall be parked at designated location. Random parking at the roadsides, green spaces, stairways and other areas is strictly prohibited.

6. Parking vehicles are strictly prohibited from occupying someone else’s fixed parking bays, junctions, fire exits and sidewalks.

7. Vehicles entering the scope of the building shall take care of roads, public facilities and green spaces. Responsible person shall compensate for damaged items according to the price.

8. Remember to lock the vehicles, close the doors and windows and start anti-theft system when parked vehicles. Do not leave valuable objects in the vehicle, and carefully check the condition of the vehicle. If there is any abnormality, please inform the order maintenance personnel to avoid the loss of items and vehicles.

9. After the traffic accident in the building area, the driver shall immediately report to the asset company and the local traffic management authorities for processing. The asset company will try best to coordinate, if necessary.

Article 5	Regulations on elevator usage

1. Separate usage of elevators for passengers and cargo (fire-control) shall be strictly abided by. It is strictly prohibited to load cargo on passenger elevators.

2. Pay attention to the prevention of overflow of dirt when loading cargo with cargo lifts. Asset users shall be responsible for cleaning the environmental pollution due to loading and transporting of cargo.

3. For damage of elevators and other public equipment and facilities caused by improper use, in addition to compensation according to the cost, the responsible party shall also bear all the relevant compensation liabilities arising from.

4. All people shall use the elevator in a civilized way. It is forbidden to press or pat the display buttons with a key or other hard objects. Do not press the alarm button randomly.

5. Overload running of elevators shall be prohibited. When the overload alarm bell rings, the passenger near the door shall consciously withdraw from the elevator and shall not take the elevator in a forcible way.

6. It is forbidden to smoke, spit, and throw wastes in the elevator for public health.

7. Passengers do not need to be nervous in the event of elevator failure. Press the alarm button to report the failure if no operator is present and wait for the arrival of maintenance personnel patiently. Do not to take such impatient measures as patting buttons and elevator body or force to open the door, etc.

8. In case of Stop Running signs, passengers shall not take any action to enable the opening of the signs or open the signs directly so as to avoid accidents such as personal injury and equipment damage.

Article 6	Regulations on safe guard management

1. System of 24-hour on duty is applied to the safe guard of the building. Tenants shall enter the park with staff card, and vehicles of tenants shall be parked in the underground garage with parking card issued by the asset company. Visitors and their vehicles and delivery vehicles shall enter the park only after registration.

2. Any person entering and leaving the building shall comply with the management requirements, support and cooperate with the safe guard work.

Article 7	Regulations on management of environmental sanitation

1. The asset company is responsible for the environmental sanitation of public parts, and clearance of the garbage of the building.

2. The asset user is responsible for the environmental sanitation of the self-use area and may also entrust the asset company with paid services.

3. The asset user unit shall clear household wastes to designated location after classifying the wastes and sealing the bags. The asset company shall be responsible for the overall clearance. The food wastes shall be borne by the asset user unit.

4. Asset users shall not store sundries in corridors or stairways to avoid blocking the passage.

5. Pay attention to prevent overflow of dirt when loading cargo with motor vehicles. Asset users shall be responsible for cleaning of the environmental pollution due to loading and transporting of cargo and restore to the original environment within the prescribed time limit.

Article 8	Regulations on greening management

1. Any person has the obligation and responsibility to maintain green spaces.

2. The following activities of the asset user which damage the greening shall be prohibited:

(1) cutting down flowers and trees, carving on the bark and picking flowers and fruits secretly.

(2) tying iron wires or drying clothes and bedding on the seedlings.

(3) passing through (except for the brick surfaces on green space)

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Letter of Commitment

I (The unit) have/has read and fully understand this Management Convention, and agree to abide by all terms and conditions of this Management Convention and to bear corresponding default liabilities in case of breaching of the Convention.

The Letter of Commitment is hereby signed.

Seal of the asset user: [Seal of Zai Lab (Shanghai) Co., Ltd.]

Seal:

Date:

Annex IV Safety Production Commitment of Party B

Safety Production Commitment

To: Shanghai Jinchuang Property Co., Ltd.

In order to ensure the safety of production and prevent the occurrence of accidents of security responsibilities, we solemnly make the following commitments:

1. Conscientiously implement the national guidelines, policies, laws and regulations and rules concerning safety in production.

2. Carry out activities to build up safety and integrity in depth, establish and improve the mechanism of safety and integrity of companies.

3. Strictly implement the subject responsibility and responsibility at all levels of safety production for enterprise, and improve the rules and regulations of safety production.

4. Establish working mechanism of hidden risks check and treatment to make the check and treatment of hidden risks institutionalized, standardized, and in a frequent manner, thus to eliminate various risks timely.

5. Vigorously promote the standardization of safety and quality, and actively create the intrinsic safety.

6. Avoid using outdated technology and equipment, and equipment and facilities with low safety reliability (without safety protection).

7. Strengthen the team building and site management, and provide the safety management staffs according to the provision.

8. Avoid illegal commands and operations.

9. Avoid illegal use, storage, operation and production of hazardous chemicals.

10. Carry out daily safety training for staffs and three-level safety education for new workers according to the regulation, to improve all staffs’ awareness of safety.

11. Strictly implement the management regulations of work licenses. Work licenses shall be obtained according to procedures strictly and relevant measures shall be taken for special operation such as the use of fire, confined space, temporary electricity, aerial work, breaking ground, etc. Operations without licenses shall be avoided.

12. Strengthen the prevention and control of occupational hazards, and prevent the occurrence of occupational hazards.

13. Strictly implement regulations of “three simultaneous” of construction projects without illegal construction during the lease period.

14. Participate in various kinds of safety activities and trainings organized by Shanghai Jinchuang Property Co., Ltd.

15. Accept the safety checks organized by Shanghai Jinchuang Property Co., Ltd., and make timely rectification for the identified problems-.

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Shanghai Jinchuang Property Co., Ltd. can monitor our unit for the above commitments. In case of failure to fulfil the above commitments, we will voluntarily and unconditionally accept the punishment of the safety management authorities and bear the default liability in accordance with the contract with your company. In the event of the occurrence of safety accidents, we will voluntarily bear the relevant legal responsibilities and consequences, and actively compensate loss of your company and the third parties.

Committed by: (Seal) [Seal of Zai

Lab (Shanghai) Co., Ltd.]

Legal representative: (Signature)

[Seal of Ying Du]

Date:

Annex V Firefighting Safety Commitment of Party B

Firefighting Safety Commitment

To: Shanghai Jinchuang Property Co., Ltd.

In order to ensure the firefighting safety and prevent the occurrence of fire accidents, we solemnly make the following commitments:

1. Conscientiously implement the firefighting safety responsibility system, make clear the responsible person, management person and their responsibilities, strengthen firefighting safety management, and resolutely prevent the occurrence of fire accidents.

2. Our renovation, expansion and decoration of the leased houses shall only be performed after being approved by your company and the asset company.

3. Carry out firefighting inspection to eliminate fire hazards timely regularly; conduct daily firefighting inspection during working day.

4. Open fire, construction with the use of open fire are prohibited in the leased houses. Strictly implement the management regulations of work licenses. Work licenses shall be obtained according to procedures strictly and relevant measures shall be taken for special operation such as the use of fire, confined space, temporary electricity, aerial work, breaking ground, etc. Operations without licenses shall be avoided.

5. It is not allowed to set up staff quarters or lodge guests in the leased houses.

6. Set firefighting facilities, equipment and evacuation signs in accordance with the national regulations strictly, and maintain them regularly for good and effective performance; damage and unauthorized misappropriation, removal, disabling of firefighting equipment and facilities are not allowed. In case of failure of fire hydrant, firefighting tools and damage of automatic fire extinguishing and alarm system, repair immediately or report to your company and the asset company entrusted by your company.

7. Do not take up, block the evacuation channels or lock the safety exits, keep the evacuation channels and safe exits unblocked. Do not install glass, mirror and etc. which may mislead the evacuation in evacuation channels or safety exits.

8. Strengthen the management of fire, electricity, oil and gas use. Do not pull or connect cables randomly. Our company will not use, store and operate flammable and explosive dangerous chemicals in the leased houses, or set off fireworks and firecrackers in the leased houses or public areas of the leased houses.

9. Our company will not use polyurethane foaming plastic and other flammable materials or soft bags, carpets, sofa and curtains, etc. without flame retardant treatment to conduct decoration in the leased houses.

10. Develop and continuously improve our firefighting and emergency evacuation plan, regularly carry out fire prevention education and fire evacuation exercises. Continuously improve firefighting awareness, common sense of self-defense and self-help of staffs and the skills to guide visitors to evacuate.

11. Participate in various kinds of safety activities and trainings organized by Shanghai Jinchuang Property Co., Ltd. conscientiously. Accept and coordinate with the safety inspection organized by Shanghai Jinchuang Property Co., Ltd.

12 Designate the responsible person for hidden fire risks identified in the supervision and inspection of the public security and firefighting organs, safety inspection of your company and self-check. Actively invest funds, organize human and material resources, and implement the rectification in accordance with the requirements strictly.

13. In the event of a fire, we shall immediately commence firefighting and rescue work, have the responsibility to protect sites after the disaster, and assist the fire prevention authorities with the investigation of causes for fire.

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14. In case of failure to fulfil the above commitments, we will voluntarily and unconditionally accept the punishment of the fire prevention authorities and bear the default liability in accordance with the contract with your company. In the event of the occurrence of fire accidents, we will voluntarily bear the relevant legal responsibilities and consequences, and actively compensate loss of your company and the third parties.

Committed by: (Seal) [Seal of Zai Lab (Shanghai) Co., Ltd.] Legal representative: (Signature) [Seal of Ying Du] Date:

Annex VI: List of facilities

List of ancillary facilities, equipment of houses in Jinchuang Building

Building No: 1#North Building Floor: 4F

Serial number	Name	Number	Remarks
1	Fire door	7
2	Access door	2
3	Curtain wall glass	/
4	Water supply	2
5	Drainage	3
6	Air conditioning water supply valve	1
7	Air conditioning water return valve	1
8	Signal coverage of China Unicom	/
9	Signal coverage of China Mobile	/
10	Signal coverage of China Telecom	/
11	Fire smoke detector	15
12	Fire sprinkler head	/	Main pipe
13	Manual fire alarm button	9
14	Acousto-optic alarm	9	Alarm bell
15	Fire hydrant box	4
16	Fire extinguisher	18
17	Smoke valve	2
18	Positive pressure smoke opening	5
19	Elevator	5
20	Emergency light	5
21	Exit light	4
22	Lamp	15
23	Switch, socket	13
24	Anti-fire rolling curtain door	4
25	Floor distribution box	1
26	Emergency call	3
27	Fire display panel	1
28	Living water meter	1
	Base number of the meter
	Remarks

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Annex VI: List of facilities

List of ancillary facilities, equipment of houses in Jinchuang Building

Building No: 1#North Building Floor: 4F

Serial number	Name	Number	Remarks
1	Fire door	2
2	Access door	2
3	Curtain wall glass	46
4	Water supply	1	Living water valve
5	Drainage	1	Ends of the spray
6	Air conditioning water supply valve	1
7	Air conditioning water return valve	1
8	Signal coverage of China Unicom	2
9	Signal coverage of China Mobile	2
10	Signal coverage of China Telecom	2
11	Fire smoke detector	22
12	Fire sprinkler head	/	Main pipe of spray
13	Manual fire alarm button	6
14	Acousto-optic alarm	6	Alarm bell
15	Fire hydrant box	6
16	Fire extinguisher	18
17	Smoke valve	2
18	Smoke opening	2
19	Elevator control panel	3
20	Emergency light	3
21	Exit light	4
22	Lamp	8
23	Switch, socket	6
24	Anti-fire rolling curtain door	4
25	Floor distribution box	1	Control box of rolling curtain door
26	Living water meter	1
27	Others	16	Side glass windows of the atrium
	Base number of the meter
	Remarks